                                                                     Exhibit 4.1


                                 ALCATEL LUCENT





                      ARTICLES OF ASSOCIATION AND BY-LAWS




                                                               November 30, 2006



THIS DOCUMENT IS A TRANSLATION FROM FRENCH INTO ENGLISH, DELIVERED AT THE REQUEST OF THE RECIPIENT AND HAS NO OTHER VALUE THAN AN INFORMATIVE ONE.

SHOULD THERE BE ANY DIFFERENCE BETWEEN THE FRENCH AND THE ENGLISH VERSION, ONLY THE TEXT IN FRENCH LANGUAGE SHALL BE DEEMED AUTHENTIC AND BINDING.

--------------------------------------------------------------------------------

THIS DOCUMENT IS A TRANSLATION FROM FRENCH INTO ENGLISH, DELIVERED AT THE REQUEST OF THE RECIPIENT AND HAS NO OTHER VALUE THAN AN INFORMATIVE ONE.

SHOULD THERE BE ANY DIFFERENCE BETWEEN THE FRENCH AND THE ENGLISH VERSION, ONLY THE TEXT IN FRENCH LANGUAGE SHALL BE DEEMED AUTHENTIC AND BINDING.

--------------------------------------------------------------------------------


                      ARTICLES OF ASSOCIATION AND BY-LAWS


                             ARTICLE 1 - LEGAL FORM


The Company, made up of holders of existing shares and shares that may be issued in the future, is in the form of a "societe anonyme" governed by the statutory and regulatory provisions in force at present and in the future and by the present Articles of association and by-laws.


                              ARTICLE 2 - PURPOSE

The purpose of the Company in all countries shall be:

1/ The study, the manufacture, the development and the business of all devices, equipment and software relating to domestic, industrial, civilian or military applications and other applications related to electricity, telecommunications, data processing, electronics, space industry, nuclear power, metallurgy and generally to all means of production and transmission of power or communications (cables, batteries and other components) and all possible activities related to operations and services in connection with the above-mentioned means.

2/ The acquisition, the use and the sale or transfer of all patents, licenses, royalties, manufacturing processes and secrets, knack, patterns, trademarks or software related to the devices and equipment mentioned in the above paragraph.

3/ The creation, the acquisition, the use, the transfer, the leasing of all industrial or commercial premises, factories, buildings, equipment and machines of any kind, necessary or useful for the implementation of its objects.

4/ The acquisition of equity participations in any company, association, partnership, French or other, irrespective of its legal form, object and activity.

5/ The management of shares and securities, investment by any means whatsoever, and in particular by acquisition, increase in capital, take-over or merger.

6/ The creation, the acquisition, the taking of lease or granting, the management of all companies, French or others, whatever their activities, and in particular in the financial, industrial, commercial, mining, agricultural fields or connected to the activities described in paragraph 1.

7/ The management of its own assets, fixed or moveable, and of any assets, irrespective of their structure.

The above shall be carried out by the Company, directly or indirectly, by way of forming companies, contributions, subscription or purchase of securities or corporate rights, merger, take-over, capital investment by a silent partner, partnerships or in any other way.

In general, the Company may carry out all industrial, commercial, financial operations, fixed or moveable property, connected, directly or indirectly, wholly or in part, to the above-mentioned object and to similar or related objects.

THIS DOCUMENT IS A TRANSLATION FROM FRENCH INTO ENGLISH, DELIVERED AT THE REQUEST OF THE RECIPIENT AND HAS NO OTHER VALUE THAN AN INFORMATIVE ONE.

SHOULD THERE BE ANY DIFFERENCE BETWEEN THE FRENCH AND THE ENGLISH VERSION, ONLY THE TEXT IN FRENCH LANGUAGE SHALL BE DEEMED AUTHENTIC AND BINDING.

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                                ARTICLE 3 - NAME

The name of the Company is:

                                 Alcatel Lucent


                         ARTICLE 4 - REGISTERED OFFICE

The registered office is at 54, rue La Boetie, 75008 Paris.


                              ARTICLE 5 - DURATION

Except in the case of an early termination or extension agreed by an extraordinary Shareholders' Meeting, the duration of the company shall be ninety nine years as of July 1, 1987.


                              ARTICLE 6 - CAPITAL

The share capital is set at (euro)4 618 682 740. It is made up of 2 309 341 370 shares with a nominal value of (euro)2 each, wholly paid up.


          ARTICLE 7 - FORM, REGISTRATION, HOLDERS, THRESHOLDS OF SHARES

Shares shall be registered until fully paid up.

Fully paid-up shares shall be registered or bearer shares as the Shareholder chooses, subject to the provisions of (2) below. Further to the statutory requirement to notify the Company of certain percentage share holdings, any Shareholder, natural or legal person holding a number of Company shares equal to or in excess of:

1/ 2% of the total number of the shares must, within a period of five trading days from the date on which this share ownership threshold is reached, inform the company of the total number of shares that he owns, by letter or fax. This notification shall be renewed under the same conditions each time a further threshold of 1% is reached.

2/ 3% of the total number of the shares must, within a period of five trading days from the date on which this share ownership threshold is reached, request the registration of his shares. This obligation to register shares shall apply to all the shares already held as well as to any which might be acquired subsequently in excess of this threshold. The copy of the request for registration, sent by letter or fax to the company within fifteen days from the date on which this share ownership threshold is reached, shall be deemed to be a notification that the threshold has been reached. A further request shall be sent in the same conditions each time a further threshold of 1% is reached, up to 50%.

Calculation of the thresholds in (1) and (2) above shall include indirectly held shares and shares equivalent to existing shares as defined in Article L. 233-7 and seq. of the Commercial Code.

Shareholders must certify that all securities owned or held as defined in the preceding paragraph are included in each such declaration and must also indicate the date(s) of acquisition.

THIS DOCUMENT IS A TRANSLATION FROM FRENCH INTO ENGLISH, DELIVERED AT THE REQUEST OF THE RECIPIENT AND HAS NO OTHER VALUE THAN AN INFORMATIVE ONE.

SHOULD THERE BE ANY DIFFERENCE BETWEEN THE FRENCH AND THE ENGLISH VERSION, ONLY THE TEXT IN FRENCH LANGUAGE SHALL BE DEEMED AUTHENTIC AND BINDING.

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Should Shareholders not comply with the provisions set forth in (1) and (2)
above, voting rights for shares exceeding the declarable thresholds shall, at the request of one or more Shareholders holding at least 3% of share capital, be withdrawn under the conditions and within the limits laid down by law.

Any shareholder whose shareholding falls below either of the thresholds provided for in (1) and (2) above must also inform the company thereof, within the same period of five days and in the same manner.

Shares shall be materialized by registration in the owner's name in the books of the issuing Company or of an authorized intermediary.

Transfers of registered securities shall be made from one account to another. The registration, transfer and disposal of securities shall be carried out in accordance with the laws and regulations in force.

Where the parties are not exempted from such formalities by law, the Company may require certification of signed declarations, transfer or assignment orders in accordance with the laws and regulations in force.

The Company may, in accordance with the laws and regulations in force, request from all organizations or authorized intermediaries any information concerning Shareholders or holders of securities with immediate or future voting rights, their identity, the number of securities they hold and the possible limitations imposed on them.


                      ARTICLE 8 - PAYING-UP OF THE SHARES

The total amount of the shares issued by way of increase in capital and to be paid-up in cash is payable under the conditions set out by the Board of Directors. The calling-up of capital is notified to the subscribers and Shareholders at least ten days before the date fixed for each payment, by a notice inserted in a legal journal appearing in the place where the registered office of the Company is situated, or by individual recorded delivery.

Any delay in the payment of sums due shall incur, in itself, and without the need for any formalities, the payment of interest at the legal rate, on a daily basis, starting from the date of the demand for payment without prejudice to the personal action that the Company can exercise against the defaulting Shareholder and the means of enforcement provided for by law.


                  ARTICLE 9 - RIGHTS AND OBLIGATIONS OF SHARES

Each share shall give entitlement to Company assets and distribution of profits in the proportions set out in Articles 24 and 25 below, with the exception of rights attached to shares of different categories that may be created.

Tax charges shall be levied as a whole on all shares without distinction, such that each share in a same Class shall give entitlement to payment of the same net amount on any distribution or reimbursement made during the Company's term or on liquidation.

Shareholders shall be liable only up to the nominal amount of each share held. Any call to pay in capital in excess of such amount is prohibited.

Dividends and income from shares issued by the Company shall be paid under the conditions authorized or provided for by the regulations in force and in such a way as the Shareholders' Meeting or, failing that, the Board of Directors, shall decide.

Rights and obligations shall remain attached to a share regardless of who holds the share.

THIS DOCUMENT IS A TRANSLATION FROM FRENCH INTO ENGLISH, DELIVERED AT THE REQUEST OF THE RECIPIENT AND HAS NO OTHER VALUE THAN AN INFORMATIVE ONE.

SHOULD THERE BE ANY DIFFERENCE BETWEEN THE FRENCH AND THE ENGLISH VERSION, ONLY THE TEXT IN FRENCH LANGUAGE SHALL BE DEEMED AUTHENTIC AND BINDING.

--------------------------------------------------------------------------------

Ownership of a share entails as of right acceptance of the Company's Articles of association and by-laws and of resolutions of the Shareholders' Meeting.

Shares are indivisible with regard to the Company; joint owners of shares must be represented by a single person. Shares with usufruct must be identified as such in the share registration.


                     ARTICLE 10 - CREDITORS OF SHAREHOLDERS

Creditors of a Shareholder may not, by whatsoever means, cause the goods or assets of the Company to be placed under seal, divided or sold by auction and may not interfere in any way with the Company's management. In the exercise of their rights they must rely on Company records and resolutions of Shareholders' Meeting.


             ARTICLE 11 - ISSUANCE OF SECURITIES REPRESENTING DEBT

The company may contract borrowings as and when needed by means of the issuance of securities representing debt, under the conditions provided by law.


                            ARTICLE 12 - MANAGEMENT

The Company shall be managed by a Board of Directors consisting of no less than six and no more than fourteen members.

If there exists any vacancy on the board of directors following the decease or resignation of one or more directors, the board of directors shall temporarily appoint for each vacancy one replacement director, such appointment being subject to approval at the next Shareholders' Meeting. The appointment of a replacement director in the event of a vacancy by reason of death or resignation requires the affirmative vote of at least two-thirds of the directors then in office until the first anniversary of the effective date of the merger, as contemplated by the agreement of April 2, 2006, entitled Agreement and Plan of Merger between Alcatel, Lucent Technologies Inc. (a corporation incorporated under the laws of the State of Delaware, USA), and Aura Merger Sub, Inc. (a corporation incorporated under the laws of the State of Delaware, USA), and thereafter requires the affirmative vote of the majority of the directors present or represented.

Each director must hold at least 500 Company shares.


              ARTICLE 13 - TERM OF OFFICE FOR DIRECTOR - AGE LIMIT

Directors shall be elected for a four-year term. Directors may be re-elected subject to the conditions below.

A director appointed to replace another director shall hold office only for the remainder of his predecessor's term of office.

The maximum age for holding a directorship shall be 70. This age limit does not apply if less than one third, rounded up to the nearest whole number, of serving directors have reached the age of 70. No director over 70 may be appointed if as a result more than one third of the serving directors rounded up as defined above, are over 70.

If for any reason whatsoever the number of serving directors over 70 should exceed one third as defined above, the oldest director(s) shall automatically be deemed to have retired at the ordinary Shareholders' Meeting called to

THIS DOCUMENT IS A TRANSLATION FROM FRENCH INTO ENGLISH, DELIVERED AT THE REQUEST OF THE RECIPIENT AND HAS NO OTHER VALUE THAN AN INFORMATIVE ONE.

SHOULD THERE BE ANY DIFFERENCE BETWEEN THE FRENCH AND THE ENGLISH VERSION, ONLY THE TEXT IN FRENCH LANGUAGE SHALL BE DEEMED AUTHENTIC AND BINDING.

--------------------------------------------------------------------------------

approve the accounts of the financial year in which the proportion of directors over 70 years was exceeded, unless the proportion was re-established in the interim.

Directors representing legal persons shall be taken into account when calculating the number of directors to which the age limit does not apply.

Directors representing legal persons must replace any 70 year old representative at the latest at the ordinary Shareholders' Meeting called to approve the accounts of the financial year in which such representative reached the age of 70.

The age limitations set forth in this Article shall apply to any Chairman of the Board of Directors, provided that such Chairman is not also the Chief Executive Officer of the Company, in which case the age limitation set forth in Article 18 shall apply.

                             ARTICLE 14 - CENSEURS

On proposal of the Chairman, the board of directors must propose to the Shareholders' Meeting the appointment of two censeurs satisfying the conditions described hereunder. The censeurs shall be called to the meetings of the Board of Directors and shall participate in a consultative capacity. They are appointed for a two-year term and can be renewed.

They shall be, at the time of their appointment, both salaried employees of the Company or of an affiliate and members of a mutual fund in accordance with the conditions set out below. All mutual funds meeting the conditions below may nominate candidates for appointment as censeurs.

With regard to the above provisions:

1. An affiliate of the Alcatel group shall be defined as any company in which Alcatel directly or indirectly holds at least half of the voting rights and/or any company in which an Alcatel affiliate directly or indirectly holds at least half of the voting rights.

2. The mutual funds referred to above are those formed as a result of a Company share holding scheme in which the Company or an affiliate is a participant and having at least 75% of its portfolio in Company shares.

If for any reason one of the censeurs appointed by the Shareholders' Meeting as provided above should no longer meet the joint conditions defined above (employee of the group or an affiliate and member of a mutual fund), he shall automatically be deemed to have retired one calendar month after the joint conditions are no longer met.

Should the number of censeurs meeting the joint conditions as defined above (employment in the group and membership of a mutual fund) fall below the number of two for any reason whatsoever, the Board of Directors must make up its numbers within three months either by appointment upon the affirmative vote of the majority of the directors present or represented, subject to ratification by the nearest shareholders' meeting, or by calling a Shareholders' Meeting to appoint a censeur meeting the conditions defined hereunder.

On the Chairman's proposal, the board of directors can propose to the Annual Shareholders' Meeting the appointment of one or more censeurs who do not meet the above requirements, among the shareholders or not, it being specified that total number of censeurs shall not exceed six.

The censeurs' compensation shall be determined by the Shareholders Meeting on a yearly basis and allocated by the board of directors."

THIS DOCUMENT IS A TRANSLATION FROM FRENCH INTO ENGLISH, DELIVERED AT THE REQUEST OF THE RECIPIENT AND HAS NO OTHER VALUE THAN AN INFORMATIVE ONE.

SHOULD THERE BE ANY DIFFERENCE BETWEEN THE FRENCH AND THE ENGLISH VERSION, ONLY THE TEXT IN FRENCH LANGUAGE SHALL BE DEEMED AUTHENTIC AND BINDING.

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                ARTICLE 15 -- MEETINGS OF THE BOARD OF DIRECTORS

1. Board shall meet as often as required in the interest of the Company at the corporate headquarters or any other location , either in France or abroad, as determined by the Chairman in consultation with the Chief Executive Officer.

     The meeting is called by the Chairman as stipulated by law, by any means, even verbally, and may be called at the request of the Chief Executive Officer or at least one-third of the directors.

     An agenda clearly stating matters to be discussed shall be attached to each notice of meeting.

     In the event the Chairman and the Vice-Chairman or Chairmen cannot attend, the Chairman or, if he does not do so, the Board may designate for each meeting the director who shall chair the meeting.

THIS DOCUMENT IS A TRANSLATION FROM FRENCH INTO ENGLISH, DELIVERED AT THE REQUEST OF THE RECIPIENT AND HAS NO OTHER VALUE THAN AN INFORMATIVE ONE.

SHOULD THERE BE ANY DIFFERENCE BETWEEN THE FRENCH AND THE ENGLISH VERSION, ONLY THE TEXT IN FRENCH LANGUAGE SHALL BE DEEMED AUTHENTIC AND BINDING.

--------------------------------------------------------------------------------

2. Any director, whether a natural person or the standing representative of a legal person, may give another director power of attorney to represent him at a board meeting; the authorized agent must show proof of his power of attorney at the start of the meeting. Directors may hold only one power of attorney per meeting which shall be valid for a specific meeting only.

     Except in the cases excluded by law, directors who participate in meetings of the board of directors by means of videoconferencing or of telecommunication enabling them to be identified and guaranteeing their effective participation under the conditions provided by applicable law, shall be deemed to be present for the purposes of calculating the meeting's quorum and majority.

3. Except as stipulated in Article 12 above, for resolutions governing the appointment of directors to fill any vacancy following the decease or resignation of any director, Paragraphs 2 and 3 of Article 16 below, for resolutions governing the choice of management, in Paragraphs 1 and 2 of
     Article 17 below, for resolutions governing the appointment and removal of the Chairman and the chief executive officer, resolutions shall be adopted under the quorum and majority laid down by law. In the event of a tie, neither the Chairmannor any director acting as chairman shall have casting vote.

4. The minutes of the meetings shall be drawn up and copies shall be certified and delivered in accordance with the law.

5. On the Chairman's proposal, the Board may authorize members of management or third parties to attend Board meetings; they shall not have a vote


            ARTICLE 16-- POWERS AND DUTIES OF THE BOARD OF DIRECTORS

1. The Board of Directors is vested with complete authority granted to it by the legislation in effect.

     The Board shall determine the business strategies of the Company and shall ensure their implementation.

     Subject to the authority expressly reserved for the Shareholders, and within the limits of the corporate purpose, the Board of Directors shall deal with any question that affects the Company's operations, and governs the affairs of the Company through its deliberations.

2. The Board of Directors shall decide whether the management of the Company will be performed by the Chairman of the Board of Directors or by a Chief Executive Officer.

3. Until the third anniversary of the effective date of the merger, as contemplated by the agreement of April 2, 2006, entitled Agreement and Plan of Merger between Alcatel, Lucent Technologies Inc. (a corporation incorporated under the laws of the State of Delaware, USA), and Aura Merger Sub, Inc. (a corporation incorporated under the laws of the State of Delaware, USA), management of the Company will be performed by the Chief Executive Officer unless the Board of Directors decides, by the affirmative vote of at least two-thirds of the directors then in office, that management of the Company will be performed by the Chairman of the Board of Directors.

4. From and after the third anniversary of the effective date of the merger, as contemplated by the agreement of April 2, 2006, entitled Agreement and Plan of Merger between Alcatel, Lucent Technologies Inc. (a corporation incorporated under the laws of the State of Delaware, USA), and Aura Merger Sub, Inc. (a corporation incorporated under the laws of the State of Delaware, USA), the Board of Directors may deliberate on the matter of whether management of the Company shall be performed by the Chief Executive Officer or the Chairman of the Board of Directors only if at least two-thirds of its current members are present. If it has been unable to deliberate because the required quorum is not present, the Board of Directors must meet a second time to deliberate again

THIS DOCUMENT IS A TRANSLATION FROM FRENCH INTO ENGLISH, DELIVERED AT THE REQUEST OF THE RECIPIENT AND HAS NO OTHER VALUE THAN AN INFORMATIVE ONE.

SHOULD THERE BE ANY DIFFERENCE BETWEEN THE FRENCH AND THE ENGLISH VERSION, ONLY THE TEXT IN FRENCH LANGUAGE SHALL BE DEEMED AUTHENTIC AND BINDING.

--------------------------------------------------------------------------------

     within a maximum period of ten days. The Board's decision with respect to the management method of the Company shall be made by a two-thirds majority of the directors present or represented, and shall remain valid until a new decision from the Board.

5. Each director shall receive all of the information necessary to perform the duties of his office and may obtain any document he deems useful.

6. Notwithstanding statutory provisions, particularly those concerning the Chairman of the Board of Directors or the Chief Executive Officer, if he is a director, directors do not in the exercise of their management enter into any personal or joint undertaking with regard to the Company's commitments; within the limits set by the laws in force, they shall only be liable for performance of their appointed duties.


         ARTICLE 17 -- CHAIRMAN, VICE-CHAIRMEN, CHIEF EXECUTIVE OFFICER, DEPUTY CHIEF EXECUTIVE OFFICERS, AND SECRETARY
                 [President, Vice-President, Directeur general,
                  Directeurs generaux delegues et Secretaire]

1. The Board of Directors shall appoint from among its members, upon the affirmative vote of at least two-thirds of the directors in office until the third anniversary of the effective date of the merger, as contemplated by the agreement of April 2, 2006, entitled Agreement and Plan of Merger between Alcatel, Lucent Technologies, Inc. (a corporation incorporated under the laws of the State of Delaware, USA), and Aura Merger Sub, Inc. (a corporation incorporated under the laws of the State of Delaware, USA), and thereafter upon the affirmative vote of the majority of the directors present or represented, a Chairman for a term not to exceed the term of his/her position as a director. The Board of Directors may remove the Chairman at any time, upon the affirmative vote of at least two-thirds of the directors in office until the third anniversary of the effective date of the merger, as contemplated by the agreement of April 2, 2006, entitled Agreement and Plan of Merger between Alcatel, Lucent Technologies, Inc. (a corporation incorporated under the laws of the State of Delaware, USA), and Aura Merger Sub, Inc. (a corporation incorporated under the laws of the State of Delaware, USA), and thereafter upon the affirmative vote of the majority of the directors present or represented.

     The Chairman of the Board of Directors shall perform the missions assigned to him by law; in particular, he shall ensure the proper functioning of the company's governing bodies. He shall chair meetings of the Board of Directors, organize the work of the Board, and ensure that the directors are able to fulfill their mission.

     The Board of Directors shall appoint, if it so wishes, one or more Vice-Chairman, and shall set their term of office which may not exceed their term as director. The Vice-Chairman, or the most senior Vice-Chairman, shall perform the duties of the Chairman when he is unable to do so.

2. If the Board of Directors does not assign the general management of the Company to the Chairman, the Board of Directors shall appoint, whether among its members or outside the board, upon the affirmative vote of at least two-thirds of the directors in office until the third anniversary of the effective date of the merger, as contemplated by the agreement of April 2, 2006, entitled Agreement and Plan of Merger between Alcatel, Lucent Technologies, Inc. (a corporation incorporated under the laws of the State of Delaware, USA), and Aura Merger Sub, Inc. (a corporation incorporated under the laws of the State of Delaware, USA), and thereafter upon the affirmative vote of a majority of the directors present or represented, a Chief Executive Officer for a term, determined by the Board of Directors at the time of such appointment, not to exceed, if applicable, the term of his/her position as a director. The Board of Directors may remove the Chief Executive Officer at any time, upon the affirmative vote of at least two-thirds of the directors in office until the third anniversary of the effective date of the merger, as contemplated by the agreement of April 2, 2006, entitled Agreement and Plan of Merger between Alcatel, Lucent Technologies, Inc. (a corporation incorporated under the laws of the State of Delaware, USA), and Aura Merger Sub, Inc. (a corporation incorporated under the laws of the State of Delaware, USA) , and thereafter upon the affirmative vote of a majority of the directors present or represented.

THIS DOCUMENT IS A TRANSLATION FROM FRENCH INTO ENGLISH, DELIVERED AT THE REQUEST OF THE RECIPIENT AND HAS NO OTHER VALUE THAN AN INFORMATIVE ONE.

SHOULD THERE BE ANY DIFFERENCE BETWEEN THE FRENCH AND THE ENGLISH VERSION, ONLY THE TEXT IN FRENCH LANGUAGE SHALL BE DEEMED AUTHENTIC AND BINDING.

--------------------------------------------------------------------------------


3. The Chief Executive Officer is invested as of right with the fullest power to act in all circumstances as the Company's behalf, within the limits of the corporate purpose and subject to the powers expressly invested in Shareholders' Meetings by law and the powers specifically invested in the Board of Directors.

     The Chief Executive Officer shall represent the company in its relations with third parties. He shall represent the company in the courts.

THIS DOCUMENT IS A TRANSLATION FROM FRENCH INTO ENGLISH, DELIVERED AT THE REQUEST OF THE RECIPIENT AND HAS NO OTHER VALUE THAN AN INFORMATIVE ONE.

SHOULD THERE BE ANY DIFFERENCE BETWEEN THE FRENCH AND THE ENGLISH VERSION, ONLY THE TEXT IN FRENCH LANGUAGE SHALL BE DEEMED AUTHENTIC AND BINDING.

--------------------------------------------------------------------------------

     When the Chairman of the Board of Directors assumes the management of the company, the provisions of this Article and the law governing the Chief Executive Officer shall apply to him.

4. On the proposal of the Chief Executive Officer, the Board of Directors may authorize one or more persons to assist him, who shall have the title of Senior Executive Vice-President.

     A maximum of five Senior Executive Vice-Presidents may be appointed.

     The scope and duration of the powers delegated to Senior Executive Vice-Presidents shall be determined by the Board of Directors in agreement with the Chief Executive Officer.

     Senior Executive Vice-Presidents have the same authority as the Chief Executive Officer with respect to third persons.

     In the event the office of Chief Executive Officer becomes vacant, the duties and powers of the Senior Executive Vice-Presidents shall continue until the appointment of a new Chief Executive Officer, unless otherwise decided by the Board of Directors.

5. The Board of Directors on the recommendation of the Chairman or the Chief Executive Officer, the chairman or the Chief Executive Officer themselves and the Senior Executive Vice President or Vice Presidents, may, within the limits set by law, delegate such powers as they or he deem fit, either for the management or conduct of the Company's business or for one or more specific purposes, to all authorized agents, whether members of the board or not or member of the Company or not, individually or as committees. Such powers may be standing or temporary and may or may not be delegated to deputies.

     All or some of such authorized agents may also be authorized to authenticate all copies or extracts of all documents for which certification procedures are not laid down by law, and in particular all powers of attorney, Company accounts and Articles of association and by-laws, and to issue all certificates pertaining thereto.

     Powers of attorney granted by the board of directors, the Chairman, the Chief Executive Officer or the Senior Executive Vice President or Vice Presidents pursuant to the present Articles of association and by-laws shall remain effective should the terms of office of the Chairman, the Chief Executive Officer, the Senior Executive Vice President, or directors expires at the time such powers of attorney were granted.

6. The Board shall appoint a secretary and may also appoint a deputy secretary under the same terms.


ARTICLE 18 -AGE LIMIT FOR CHIEF EXECUTIVE OFFICER AND DEPUTY EXECUTIVE OFFICERS

Subject to the provisions respecting removal and appointment of the Chief Executive Officer in Article 17, the Chief Executive Officer and Deputy Executive Officers may hold office for the period set by the Board of Directors, but this period shall not exceed their term of office as directors, if applicable, nor in any event shall such period extend beyond the date of the Ordinary Shareholders' Meeting called to approve the financial statements for the fiscal year in which they shall have reached 68 years of age. The same age limit shall apply to the Chairman when he/she is also the Chief Executive Officer. When the Chairman does not also occupy the position of Chief Executive Officer, he may hold the office of Chairman for the period set by the Board of Directors, but this period shall not exceed his/her term of office as director, subject to the terms set forth in Article 13.


         ARTICLE 19 -- REMUNERATION OF CORPORATE OFFICERS AND DIRECTORS

THIS DOCUMENT IS A TRANSLATION FROM FRENCH INTO ENGLISH, DELIVERED AT THE REQUEST OF THE RECIPIENT AND HAS NO OTHER VALUE THAN AN INFORMATIVE ONE.

SHOULD THERE BE ANY DIFFERENCE BETWEEN THE FRENCH AND THE ENGLISH VERSION, ONLY THE TEXT IN FRENCH LANGUAGE SHALL BE DEEMED AUTHENTIC AND BINDING.

--------------------------------------------------------------------------------


1. The remuneration for the Chairman of the Board of Directors, the Chief Executive Officer, and the Senior Executive Vice-President or Vice-Presidents shall be set by the Board of Directors. Said remuneration may be fixed and/or proportional.

2. The Shareholder's Meeting may award and set directors' fees which shall remain unchanged until amended by a new resolution.

     The board shall distribute said amount among the directors as it sees fit and as required by law.

     Directors may not receive from the Company any remuneration, permanent or not, other than those specified by the law or nor contrary to it.


                        ARTICLE 20 - STATUTORY AUDITORS

     The ordinary Shareholders' Meeting shall appoint at least two statutory auditors to undertake the duties required by law. The auditors may be reappointed.

     The Shareholders' Meeting shall appoint as many deputy auditors as statutory auditors pursuant to paragraph 1 above.


                      ARTICLE 21 -- SHAREHOLDERS' MEETINGS

1. Ordinary and extraordinary Shareholder's Meetings shall be convened and held according to the rules and procedures laid down by law.

     The duly constituted Shareholders' Meeting shall represent all the Shareholders.

     Its decisions are binding on all Shareholders, including those not present or dissenting.

2. Meetings shall take place at the registered office or at any other place specified in the notice of Meeting.

3. Any Shareholder may attend in person or be represented by proxy at the Meeting, on justification of his identity and of ownership of his shares either by a registration of his ownership or by depositing bearer shares with the holer at the places mentioned in the notice of the Meeting; these formalities should be completed at least three days before the Meeting, unless the Board of Directors decides otherwise.

     Subject to the terms and conditions defined by regulations and the procedures defined by the Board of Directors, Shareholders may participate and vote in all Ordinary or Extraordinary Shareholders' Meetings by video-conferencing or any telecommunications method that allows identification of the Shareholder.

4. Subject to the conditions defined by regulations, Shareholders may send their proxy or mail voting form for any Ordinary or Extraordinary Meeting either in paper form or, on the decision of the Board of Directors published in the notices of Meetings, by remote transmission.

     In order to be considered, all necessary forms for votes by mail or by proxy must be received at the Company's registered offices or at the location stated in the notice of the Meeting at least three days before any Shareholders' Meeting. This time limit may be shortened by decision of the Board of Directors. Instructions given electronically that include a proxy or power of attorney may be accepted by the company under the conditions and within the deadlines set by the regulations in effect.

THIS DOCUMENT IS A TRANSLATION FROM FRENCH INTO ENGLISH, DELIVERED AT THE REQUEST OF THE RECIPIENT AND HAS NO OTHER VALUE THAN AN INFORMATIVE ONE.

SHOULD THERE BE ANY DIFFERENCE BETWEEN THE FRENCH AND THE ENGLISH VERSION, ONLY THE TEXT IN FRENCH LANGUAGE SHALL BE DEEMED AUTHENTIC AND BINDING.

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5.   The Meeting may be rebroadcast by video-conferencing or remote transmission. If applicable, this will be mentioned in the notice of Meeting.

6. Any Shareholder who has demonstrated his intention to attend the Shareholders' Meeting, issued a mail vote, or given a proxy by producing a certificate of non-transferability issued by the custodian of the shares may transfer all or part of the shares for which he has made known his intention to attend the Meeting, transmitted his vote or proxy, provided that he notifies the representative authorized by the company so as to allow his vote or proxy to be canceled or the number of shares and corresponding votes to be changed, under the conditions and within the deadlines stipulated by law and regulations.

7. The Shareholders' Meeting shall be chaired either by the Chairman or Vice Chairman of the Board of Directors, or by a director appointed by the Board of Directors or by the Chairman.

     Shareholders shall appoint the officers of the Meeting made up of the Chairman, two tellers and a secretary.

     The tellers shall be the two members of the Meeting representing the largest number of votes or, should they refuse, those who comme after in descending order until the duties are accepted.

8. Copies or extracts of the minutes may be authentificated by the Chairman of the Board of Directors, the secretary of the Shareholders' Meeting, or the director appointed to chair the Meeting.


                          ARTICLE 22 -- VOTING RIGHTS

Without prejudice to the following provisions, each member of the Shareholders' Meeting has as many votes as shares that he owns or represents.

However, double voting rights are attached to all fully paid up registered shares, registered in the name of the same holder for at least three years.

Double voting rights shall be cancelled as of right for any share that is converted into a bearer share or whose ownership is transferred. However, the period set here above shall not be interrupted, nor existing rights cancelled, where ownership is transferred, the shares remaining in registered form, as a result of intestate or testamentary succession, the division between spouses of a common estate, or donation inter vivos in favor of a spouse or heirs.

Whatever number of shares a Shareholder possesses, directly and/or indirectly, he may not cast, as single votes in his own name or as a proxy, more than 8% of the votes attached to the shares present or represented when any motion at a Shareholders' Meeting is put to the vote. This limit may be exceeded if such Shareholder is further entitled to double votes, in his own name or as a proxy, taking into account such additional voting rights only. However, the total number of votes cast may not under any circumstances whatsoever exceed 16% of the votes attached to the shares present or represented. Indirectly held shares and shares treated in the same way as owned shares as defined by the provisions of Articles L 233-7 et seq. of the Commercial Code shall be taken into account when applying the above mentioned limit.

The limitation instituted in the preceding paragraph automatically becomes null and void from that time when an individual or a legal entity, acting alone or in concert with one or more individuals or legal entities, comes to hold at least 66.66% of the total number of the Company's shares, as the result of a public offering to purchase or exchange relating to all of the Company's shares. The Board of Directors agrees that at the announcement of such offerings, such invalidation will take effect.

THIS DOCUMENT IS A TRANSLATION FROM FRENCH INTO ENGLISH, DELIVERED AT THE REQUEST OF THE RECIPIENT AND HAS NO OTHER VALUE THAN AN INFORMATIVE ONE.

SHOULD THERE BE ANY DIFFERENCE BETWEEN THE FRENCH AND THE ENGLISH VERSION, ONLY THE TEXT IN FRENCH LANGUAGE SHALL BE DEEMED AUTHENTIC AND BINDING.

--------------------------------------------------------------------------------

The limitation instituted in paragraph 4 above does not apply to the chairman of the Shareholders' Meeting casting a vote pursuant to proxies received in accordance with the legal obligation deriving from Article L. 225-106 al.7 of the Commercial Code.

Voting rights in all ordinary, extraordinary or special Shareholders' Meetings belong to the usufructuary.


                          ARTICLE 23 -- FINANCIAL YEAR

The financial year shall begin on January 1st and end on December 31st.

THIS DOCUMENT IS A TRANSLATION FROM FRENCH INTO ENGLISH, DELIVERED AT THE REQUEST OF THE RECIPIENT AND HAS NO OTHER VALUE THAN AN INFORMATIVE ONE.

SHOULD THERE BE ANY DIFFERENCE BETWEEN THE FRENCH AND THE ENGLISH VERSION, ONLY THE TEXT IN FRENCH LANGUAGE SHALL BE DEEMED AUTHENTIC AND BINDING.

--------------------------------------------------------------------------------

                      ARTICLE 24 -- ALLOCATION OF PROFITS

The difference between the proceeds and the expenses of the financial year, after provisions, constitutes the profits or the losses for the financial year. From the profits, minus previous losses, if any, shall be deducted the sum of 5% in order to create the legal reserves, until such legal reserves are at least equal to 1/10th of the share capital. Additional contributions to the legal reserves will be required if the legal reserves fall below, for any reason, that fraction.

The distributable profits shall be the profits for the financial year minus the previous losses and the above-mentioned deduction plus income carried over. The Shareholders' Meeting, on a proposal of the board, may decide to carry over some or all of the profits, to allocate them to reserve funds of whatever kind or to distribute them to the Shareholders as a dividend.

Besides, the Shareholders' Meeting may decide the distribution of sums deducted from the optional reserves, either as initial or additional dividends or as special distribution. In this case, the decision indicates clearly the items from which the said sums are deducted. However, the dividends are deducted first from the distributable profits of the financial year.

The ordinary Shareholders' Meeting may grant each Shareholder, for all or part of the dividend distributed or the interim dividend, the option to receive payment of the dividend or interim dividend in cash or in shares.

The Shareholders' Meeting or the Board of Directors, in the case of an interim dividend, fix the date from which the dividend shall be distributed.


                   ARTICLE 25 -- DISSOLUTION AND LIQUIDATION

The Shareholders' Meeting, under the quorum and majority conditions laid down by law, may, at any time and for any reason whatsoever, decide the early dissolution of the Company.

When the Company reaches its due date, or in the event of early dissolution, the Shareholders' Meeting shall decide the manner of liquidation, appoint one or more liquidators and set their powers, their terms of office and their remuneration.

In the event of the death, resignation or indisposition of the liquidators the ordinary Shareholders' Meeting, called under the condition laid down by law, shall take steps to replace them.

The Shareholders' Meeting shall retain the same powers during liquidation as in the Company's course of business.

On completion of the liquidation the Shareholders shall be called to approve the liquidator's accounts and discharge him and to record the closing of the liquidation.

The liquidator(s) shall carry out their duties under the conditions laid down by law. In particular, they shall realize all the Company's movable and fixed assets, including by private treaty, and extinguish all its liabilities. They may also, with the authorization of the extraordinary Shareholders' Meeting, transfer the Company's entire assets or contribute them to another company, in particular by way of a merger.

Assets remaining after all liabilities have been extinguished shall first be used to pay Shareholders a sum equal to the paid up and non-redeemed capital. Any surplus shall constitute profits and shall be divided between all the Shareholders, subject to rights related to shares of different classes, if any.

THIS DOCUMENT IS A TRANSLATION FROM FRENCH INTO ENGLISH, DELIVERED AT THE REQUEST OF THE RECIPIENT AND HAS NO OTHER VALUE THAN AN INFORMATIVE ONE.

SHOULD THERE BE ANY DIFFERENCE BETWEEN THE FRENCH AND THE ENGLISH VERSION, ONLY THE TEXT IN FRENCH LANGUAGE SHALL BE DEEMED AUTHENTIC AND BINDING.

--------------------------------------------------------------------------------

                             ARTICLE 26 -- DISPUTES

Any disputes that may arise during the Company's term or at its liquidation, whether between Shareholders and the Company or between Shareholders themselves where they concern Company matters, shall be subject to the jurisdiction of the competent courts.